Exhibit 24 POWER OF ATTORNEY

The undersigned directors of Canandaigua National Corporation (the "Company"), each hereby constitutes and appoints George W. Hamlin, IV, Lawrence A. Heilbronner and Steven H. Swartout, or either of them, his or her respective true and lawful attorneys and agents, each with full power and authority to act as such without the other, to sign for and on behalf of the undersigned the Company's Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933 and the related rules and regulations thereunder, and any amendment or amendments thereto, the undersigned hereby ratifying and confirming all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this instrument has been executed by the undersigned as of this 9th day of February 2005.

Signature	Title	Date

/s/ George W. Hamlin, IV	Director	February 9, 2005
(George W. Hamlin, IV)

/s/ Robert G. Sheridan	Director	February 9, 2005
(Robert G. Sheridan)

/s/ Patricia A. Boland	Director	February 9, 2005
(Patricia A. Boland)

/s/ James S. Fralick	Director	February 9, 2005
(James S. Fralick)

/s/ Daniel P. Fuller	Director	February 9, 2005
(Daniel P. Fuller)

/s/ Frank H. Hamlin, III	Director	February 9, 2005
(Frank H. Hamlin, III)

/s/ Stephen D. Hamlin	Director	February 9, 2005
(Stephen D. Hamlin)

/s/ Richard P. Miller, Jr.	Director	February 9, 2005
(Richard P. Miller, Jr.)

/s/ Thomas S. Richards	Director	February 9, 2005
(Thomas S. Richards)

/s/ Caroline C. Shipley	Director	February 9, 2005
(Caroline C. Shipley)

/s/ Sue S. Stewart	Director	February 9, 2005
(Sue S. Stewart)

/s/ Alan J. Stone	Director	February 9, 2005
(Alan J. Stone)